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                                                                       EX-99.B11

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 21 to the registration statement on Form N-1A (the "Registration Statement"), of our report dated January 31, 1997, relating to the financial statements and financial highlights appearing in the December 31, 1996 Annual Report to Shareholders of Vanguard/Trustees' Equity Fund (comprised of the U.S. Portfolio and Vanguard International Value Portfolio, formerly known as the International Portfolio), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectuses and under the heading "Financial Statements" in the Statement of Additional Information.

PRICE WATERHOUSE LLP
Philadelphia, PA
April 17, 1997